CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors
Lorelei Corporation




We consent to the use in this Registration Statement on Form SB-2/A Amendment No. 7 of our report included herein dated April 19, 2002, relating to the financial statements of Lorelei Corporation.





/s/ KEMPISTY & COMPANY
-----------------------
Kempisty & Company
Certified Public Accountants PC
New York, New York
June 28, 2002






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